POWER OF ATTORNEY KNOW ALL PERSONS BY THESE PRESENTS, that each of the undersigned as directors and/or officers of JACKSON NATIONAL LIFE INSURANCE COMPANY OF NEW YORK (“Jackson of NY”), a New York corporation, hereby appoint Laura L. Prieskorn, Christopher A. Raub, Don W. Cummings, Carrie L. Chelko, Susan S. Rhee, and Scott J. Golde, (each with power to act without the others) his/her attorney-in-fact and agent, with full power of substitution and resubstitution, for and in his/her name, place and stead, in any and all capacities, to sign applications, registration statements, reports, and other documents, and any and all amendments thereto, with power to affix the corporate seal and to attest it, and to file such applications, registration statements, reports, and other documents, and amendments thereto, with all exhibits and requirements, in accordance with the Securities Act of 1933, the Securities Exchange Act of 1934, and/or the Investment Company Act of 1940 and the rules and regulations thereunder of the Securities and Exchange Commission. This Power of Attorney concerns JNLNY Separate Account I (File Nos. 333-37175, 333-48822, 333-70384, 333-81266, 333-118370, 333-119659, 333-137485, 333-163323, 333-172873, 333-175720, 333-175721, 333-177298, 333-183046, 333-183047, 333-192972, 333-210507, 333-212425, 333-217502, 333-226898, 333-228806, 333-235566, 333-235568, and 333-252332), JNLNY Separate Account II (File No. 333-86933), JNLNY Separate Account IV (File Nos. 333-109762 and 333-118132), and Jackson National Life Insurance Company of New York (File Nos. 333-285257, 333-285258, 333-284838, and 333-284839), as well as any future separate account(s) and/or future file number(s) that Jackson of NY establishes through which securities, particularly variable annuity contracts, variable universal life insurance policies, registered index-linked annuity contracts, or other registered annuity contracts are to be offered for sale. The undersigned grant to each attorney-in-fact and agent full authority to take all necessary actions to effectuate the above as fully, to all intents and purposes, as he/she could do in person, thereby ratifying and confirming all that said attorneys-in-fact and agents, or any one of them, may lawfully do or cause to be done by virtue hereof. This instrument may be executed in one or more counterparts. IN WITNESS WHEREOF, the undersigned have executed this Power of Attorney effective as of the 14th day of April, 2025. ___________________________ Laura L. Prieskorn, Chief Executive Officer ___________________________ Christopher A. Raub, President ___________________________ Don W. Cummings, Executive Vice President and Chief Financial Officer ___________________________ Craig A. Anderson, Senior Vice President and Controller

___________________________ Barrett M. Bonemer, Vice President and Director ___________________________ Scott E. Romine, Executive Vice President, Chair, and Director ___________________________ Robert K. Butler, Director ___________________________ Byron P. Thompson, Director ___________________________ Patrick G. Boyle, Director ___________________________ Nancy F. Heller, Director ___________________________ David S. Berkowitz, Director